Exhibit 10.3

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

LICENSE AGREEMENT

This LICENSE AGREEMENT (this “Agreement”) is entered into effective as of January 25, 2021 (the “Effective Date”), by and between:

(i) AUTOMOBILE CLUB DE L’OUEST, a company registered in France with company number W 723 000 156 and whose registered office is at Circuit des 24 Heures, CS 21928, 72 019 Le Mans Cedex 2, France (“Licensor”), and

(ii) LE MANS ESPORTS SERIES LIMITED, a company registered in England with company number: 11862316 and whose registered office is at 3rd Floor 1 Ashley Road, Altrincham, Cheshire, United Kingdom, WA14 2DT (“Licensee”).

Licensor and Licensee are hereinafter referred to collectively as the “Parties” or individually as a “Party.”

WHEREAS:

A. Licensor has the exclusive right to exploit, license and sub-license the Licensed IP during the Term (as defined below);

B. Licensee was formed for the purpose of promoting and running an Esports events business replicating races of the FIA World Endurance Championship and the 24 Hours of Le Mans on an electronic gaming platform, including without limitation the 24 Hours of Le Mans Virtual brand and for the development and publishing of video games based on the FIA World Endurance Championship and 24 Hours of Le Mans; and

C. Licensor desires to grant to Licensee the rights to develop certain Events using and/or bearing, subject to the terms and conditions set forth in this Agreement, the Licensed IP.

NOW, THEREFORE, in consideration of the obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. License Grant; Royalty; Payment Schedules.

1.1 Subject to the terms and conditions of this Agreement, Licensor hereby grants Licensee:

(a) an exclusive, worldwide, royalty-free license to use during the Term (as defined in Section 5.1 of this Agreement) the Licensed IP for the Events, including the Events’ development, manufacturing, marketing, publicity, advertisement, promotion, distribution, publicizing, broadcasting, streaming, making available and/or selling worldwide, continued commercial exploitation of the Events, including the right to use, modify and improve the Events developed using the Licensed IP, and further including the right to create branded merchandise in connection with the Events;

(b) For the purposes of this Agreement:

“Championship” means the World Endurance Championship during the Term being a motorsport championship staged and promoted by the Licensor under license from the Federation Internationale de l’Automobile (“FIA”).

“24 Hours of Le Mans” means the world’s oldest active sports care race in endurance racing organized by Licensor and is held on the Circuit de la Sarthe.

1

“Licensed IP” means collectively the “FIA World Endurance Championship,” “WEC” and (inso far only as this is included in the title of the Championship) title sponsor logos (including the logos set forth on Annex A attached to this Agreement), and the “24 Hours of Le Mans” together with the right to incorporate in its representation of the Championship and the 24 Hours of Le Mans within the Events the following in so far as they relate to and form part of the Championship and the 24 Hours of Le Mans during the relevant year and are clearly used in that context: races, tracks, compounds, technical requirements, teams, race formats, race reports, race standings, other statistics, lap records, race grids, trophies, drivers, components, racing physics, tournament structures, racing conditions, artwork (including in digital form), events, copyrights, trade dress, names, likenesses, primary and special paint schemes, vehicle designs, visual representations, helmets, uniforms, photographs and accessories and their respective non-English language equivalents or permutations thereof, together with such other logos, expressions, marks, themes, races, tracks, compounds, technical requirements, teams, race formats, race reports, race standings, race grids, trophies, drivers, components, racing physics, tournament structures, artwork (including in digital form), events, copyrights, trade dress, names, likenesses, primary and special paint schemes, vehicle designs, visual representations, helmets, uniforms, photographs and accessories as the Licensor may develop from time to time during the Term as part of the Championship and/or the 24 Hours of Le Mans.

“Events” means collectively the Esports series related to and/or events or series themed as or containing the Championship and/or the 24 Hours of Le Mans and related features, including, without limitation, Esports events, platforms (including Licensee’s Esports web platform), content, reports, standings, competitions, tournaments, campaigns, promotions, in-game photos, video and/or gaming reenactments from Esport events, “highlight” creation and distribution of big moments from Championship and 24 Hours of Le Mans races. For the avoidance of doubt, Events shall not include the event known as the 24 Hours of Le Mans Virtual.

“Esports” shall mean a form of multiplayer competition using video games, primarily between competitive gamers that includes the ability to perform in front of an audience, whether through an online platform, broadcasted on television, or at a physical event.

1.2 The Parties agree that Licensee’s use of Licensed IP hereunder, including the goodwill arising from such use, shall inure to the benefit of Licensor, and Licensee shall have no right whatsoever to Licensed IP (except the limited license rights as specifically set forth herein). Licensee agrees:

(a) to not use Licensed IP except as specifically set forth herein;

(b) to not affix or include any other third-party logos or marks without the Licensor’s prior written consent (which shall not be unreasonably withheld or delayed);

(c) to include a notice that the Event is produced under license and copyright notice in a form agreed by the Licensor (such agreement not to be unreasonably withheld or delayed);

(d) not begin to manufacture, permit a sub licensee to begin manufacture or sell or distribute any Event without obtaining the Licensor’s approval in respect of the initial concept and for the samples of the Event in accordance with Section 4 and otherwise complying with the obligations under Section 4.

1.3 Licensee shall not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of Licensor’s right, title, and interest respecting Licensed IP. Licensee shall not in any manner represent that it has any ownership in Licensed IP, and Licensee acknowledges that its use and development of Licensed IP shall not create in Licensee’s favor any right, title, or interest in or to Licensed IP.

1.4 The Licensee undertakes to ensure that its advertising, marketing and promotion of the Events shall incorporate the title of the Championship and the 24 Hours of Le Mans and shall in no way reduce or diminish the reputation, image and prestige of the Licensor, the sponsors of the Licensor, the FIA, the Licensed IP, the Championship or the 24 Hours of Le Mans (including the teams, drivers and/or driver, team and venue sponsors involved with the Championship or the 24 Hours of Le Mans from time to time).

2

1.5 Licensee shall not pledge its rights to Licensed IP as security for any of Licensee’s debts or any other purpose, or allow any third party to have rights in Licensed IP or rights related to this Agreement without the prior written consent of Licensor and (in the case of sub licensees) in accordance with Section 1.6 below.

1.6 The Licensee shall have the right to grant sub-licenses of the Licensed IP for the Events provided that:

(a) the Licensee obtains the prior written consent of the Licensor;

(b) the Licensee shall ensure that the terms of any sub-license are in writing and are substantially the same as the terms of this Agreement (except that the sub licensee shall not have the right to sub-licence its rights) and the Licensee shall provide the Licensor with a copy of the sub-license for approval before signing it;

(c) all sub licenses granted shall terminate automatically on termination or expiry of this Agreement;

(d) the Licensee shall be liable for all acts and omissions of any sub licensee and shall indemnify the Licensor against all costs, expenses, claims, loss or damage incurred or suffered by the Licensor, or for which the Licensor may become liable (including any economic loss or other loss of profits, business or goodwill), arising out of any act or omission of any sub licensee events; and

(e) any sub licensee shall first enter into a supplemental agreement direct with the Licensor in a form satisfactory to the Licensor.

1.7 This License is granted to Licensee in consideration for the capital investments Licensor and Motorsport Games Inc. (“MSG”) have made into Licensee.

1.8 The Parties agree that the members of the board of the Company shall meet annually to approve the concept of the Events and the producers and distributors to produce and/or distribute the Events. Notwithstanding the foregoing, Licensor hereby approves MSG as exclusive producer of the Events.

1.9 In the event that MSG uses a subcontractor to produce the Events or series or any component thereof, Licensee shall require that such subcontractor execute an authorized subcontractor agreement prior to any use of the Licensed IP, and Licensee will ensure that sublicense complies therewith. Licensee shall continue to be bound by and to observe all the terms and conditions of this Agreement and shall remain fully responsible for ensuring that the Events are produced in accordance with the terms of this Agreement.

1.10 Licensee shall establish and maintain a reasonable accounting system that enables Licensee to readily identify Licensee’s expenses, costs of goods, and use of funds for the production and sale of Products, and Licensor shall have the right, upon reasonable notice to Licensee, and in no event less than ten (10) business days prior written notice to Licensee, to audit, to examine, and to make copies of or extracts from all financial and related records (in whatever form they may be kept, whether written, electronic, or other) relating to or pertaining to this Agreement.

2. Maintenance and Renewals. Licensor may seek registration of Licensed IP, and Licensee shall (at Licensor’s cost) provide reasonable assistance to Licensor such as providing specimens of use of trademarks, copyright deposits, and reasonably cooperating with Licensor to register Licensed IP.

3. Enforcement. Licensee shall reasonably promptly inform Licensor in writing of any potential infringement relating to Licensed IP after becoming aware of any such potential infringement. Should Licensor believe that a third party is infringing Licensed IP, Licensor shall make a reasonable determination as to whether to not to file suit or any other type of action or proceeding against that third party. Should Licensor file suit or another type of action, Licensor may join Licensee as a party to such suit or action and Licensee shall provide reasonable assistance to Licensor in any such action but shall not be obliged to incur any third party costs in so doing.

3

4. Quality Control.

4.1 The Licensee shall ensure that the Events:

(a) comply with all applicable law, rules, regulations, safety standards and codes of practice;

(b) are of a quality and standard equal to good industry standard; and

(c) are not defective in terms of workmanship, materials or otherwise.

The Licensee shall further ensure that the Events are approved by Licensor in accordance with the approval process set forth in Annex B attached to this Agreement. For the avoidance of doubt any approval given by the Licensor shall not constitute a waiver of the rights of the Licensor or the Licensee’s obligations and duties under this Agreement.

4.2 If the initial concept or samples provided under Section 4.1 are not approved by the Licensor the Licensee shall make such modifications as may reasonably be required by the Licensor and re submit such samples to the Licensor for its approval (such approval not to be unreasonably withheld or delayed). The Licensee shall not materially alter or amend the Events approved for production by the Licensor pursuant to this Section 4 without first obtaining the written approval of the Licensor in accordance with Section 4.1.

4.3 The Licensee shall on the Licensor’s request provide the Licensor with details of any complaints it has received in relation to the Events together with a report on the steps taken or being taken to resolve and fully address such complaints. Any complaints raising or potentially raising any issue of safety shall be reported to the Licensor (without a request from the Licensor being necessary) within ten working days of receipt. The Licensee shall comply with any reasonable directions given by the Licensor in respect of such complaints.

4.4 Licensor and its duly authorized representative(s) shall have the right, during normal business hours upon reasonable advance notice, to inspect any facility, storage, warehousing, vehicle, ship, aircraft, goods, supplies, and anything else used in connection with Licensed IP by Licensee in order for Licensor to monitor the quality of the Events being provided by Licensee and to ensure that the quality of the Events is of the required standard and consistent with the samples provided. Upon Licensor’s written request, Licensee shall grant Licensor access to individuals or organizations served by Licensee in order for Licensor to monitor use of Licensed IP accordance with the quality standards and other requirements of this Agreement. If Licensor notifies Licensee in writing of the disapproval of the quality of Events provided by Licensee in connection with Licensed IP or any misuse of Licensed IP, Licensee shall take prompt steps as reasonably required by the Licensor to improve such quality and/or to remedy trademark use.

4.5 Licensee acknowledges and agrees:

(a) that it will use Licensed IP properly as determined by the applicable U.S. and European Union trademark laws;

(b) that the exercise of the licence and worldwide rights granted to the Licensee under this Agreement is subject to all applicable laws, enactments, regulations and other similar instruments, and the Licensee understands and agrees that it shall at all times be solely liable and responsible for such due observance and performance.

4.6 In order to promote the Events the Licensee may display so far as is reasonably required to advertize and establish a link to the Events, Licensed IP on the Licensee’s and/or the Licensee manufacturers’, publishers’ distributors’ and/or retailers’, websites, on-line or physical publications, streaming services, game covers of the digitally downloaded games or game add-ons, esports platforms or social media platforms and/or networking sites. The Licensor may agree from time to time to the Licensee producing a limited amount of merchandize clearly branded with the Events in order to promote and advertise the Events, the cost of such merchandize shall be borne by the Licensee.

4

5. Term; Termination.

5.1 “Term” means the period starting on the Effective Date and ending on the date that is ten (10) years from the Effective Date (the “Initial Term”). Upon expiration of the Initial Term and subject to the continuation of Licensor’s license with the FIA under which Licensor is granted the right to exclusively promote the Championship and the 24 Hours of le Mans (the “Promotional Right”), this License Agreement shall automatically renew for an additional ten (10) year term unless Licensor provides written notice to Licensee of its intent not to renew no less than [***] days prior to the end of the Initial Term. In the event that the Promotional Right is terminated, Licensor shall provide written notice of such termination to Licensee and the Parties shall meet in good faith to discuss an alternative arrangement.

5.2 Licensor may terminate this Agreement and revoke the license to Licensed IP in whole or in part immediately on written notice if Licensee:

(a) files for bankruptcy protection or suspends, or threatens to suspend, payment of its debts or is unable to pay its debts as they fall due or admits inability to pay its debts, or suspends or ceases, or threatens to suspend or cease, to carry on all or a substantial part of its business;

(b) if the Licensee commits a breach of any other term of this Agreement which breach is irremediable or (if such breach is remediable) fails to remedy that breach within a reasonable period of time not exceeding 30 days after being notified in writing to do so.

Where a breach is capable of remedy, the Licensee will work diligently and in good faith to ensure that any deficiencies are remedied within a reasonable period of time (not exceeding 30 days from notification of breach). In the event the deficiencies cannot be remedied after such good faith effort, Licensor shall have the additional right which may be exercised by it in its absolute and sole discretion that instead of terminating this Agreement it may terminate this Agreement in part and prohibit Licensee’s use of the Licensed IP in connection with the portion of the Events not in compliance with this Agreement. In such a termination of part Sections 5.3, 5.4, 5.5, 5.6 and 5.7 shall apply to the part of the Agreement (or section of Events) that is terminated.

5.3 Subject to Licensee’s rights set forth in Section 5.5, on the effective date of termination of this Agreement pursuant to Sections 5.1 or 5.2:

(a) Licensee shall cease producing the Events and using the Licensed IP content.

(b) Licensee’s license to use the Licensed IP for producing any new Events shall terminate.

(c) Licensee shall not use the Licensed IP for any Events produced after the effective date of such termination.

5.4 Any provision of this Agreement that expressly or by implication is intended to come into or to continue in force on or after termination or expiry of this Agreement shall remain in full force and effect.

5.5 Effect of Termination: Upon Licensor’s delivery of written notice to terminate this Agreement other than by reason of termination by the Licensor for the Licensee’s breach, the Licensor shall purchase from Licensee at cost any and all stock of branded merchandise using the Licensed IP which is in Licensee’s possession or control (including for the avoidance of doubt those held by sub licensees).

5.6 Termination or expiry of this Agreement shall not affect any rights, remedies, obligations or liabilities of the parties that have accrued up to the date of termination or expiry, including the right to claim damages in respect of any breach of the Agreement which existed at or before the date of termination or expiry.

6. Liability, Indemnity and Insurance

6.1 To the fullest extent permitted by law, the Licensor shall not be liable to the Licensee for any costs, expenses, loss or damage (whether direct, indirect or consequential and whether economic or other) arising from the Licensee’s exercise of the rights granted to it under this Agreement save that the Licensor shall indemnify Licensee for costs, expenses losses or damages directly arising from the licensor’s breach of the warranties set forth in Section 7.2.

5

6.2 The Licensee shall indemnify the Licensor against all liabilities, costs, expenses, damages and losses (including and all interest, penalties and legal costs (calculated on a full indemnity basis) and all other reasonable professional costs and expenses) suffered or incurred by the Licensor arising out of or in connection with the Licensee’s exercise of the rights granted to it under this Agreement:

(a) the Licensee’s exercise of the rights granted to it under this Agreement;

(b) the Licensee’s breach or negligent performance or non-performance of this Agreement;

(c) the enforcement of this Agreement; and

(d) any claim made against the Licensor by a third party for death, personal injury or damage to property arising out of or in connection with the Events.

6.3 An indemnity given by a Party (the “Indemnifying Party”) to the other (the “Indemnified Party”) shall not apply to any liabilities, costs, expenses, damages or losses incurred by the Indemnified Party as a result of any material breach by the Indemnified Party of any term of this Agreement, or any act of negligence or wilful misconduct by the Indemnified Party.

6.4 Licensee shall procure that MSG shall, for such time that it serves as producer of the Events, at its expense, carry product liability and comprehensive general liability insurance coverage of an amount adequate to support its liabilities under this Agreement. The Licensee shall ensure that such insurance policy names the Licensor as co-insured, and shall supply the Licensor with a copy of such policy on request.

7. Warranties.

7.1 Each Party represents and warrants that it:

(a) is a limited company or a limited liability company (as applicable) duly organized and existing in the jurisdiction in which it is organized;

(b) has taken all necessary company action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and

(c) has duly executed and delivered this Agreement which, in turn, constitutes a legal, valid, binding obligation, enforceable against such Party.

7.2 Licensor represents and warrants to Licensee that (a) Licensor is appointed as the sole and exclusive promoter of the Championship and the 24 Hours of Le Mans (including the right to exploit the Licensed IP in order to promote and commercially exploit the Championship and the 24 Hours of Le Mans); (b) Licensor has as of the Effective Date and shall have at all times during the Term the sole and exclusive right to grant the rights licensed in respect of the Championship and the 24 Hours of Le Mans under this Agreement; and (c) the Licensor has not as of the Effective Date of this Agreement received any notification that the use of the Licensed IP by Licensee as contemplated by this Agreement would infringe, violate, or otherwise misappropriate the intellectual property rights of any third party. It is expressly accepted that save for the warranties in this Section 7.2 and such warranties as may not be excluded by law, no warranties are given by the Licensor and all warranties express or implied, statutory or otherwise are excluded.

6

8. Governing Law; Dispute Resolution.

8.1 This agreement shall be governed by and construed in accordance with the French law. Both parties hereby irrevocably and unconditionally consent to submit to the relevant jurisdiction depending from the Court of Appeal of Paris especially the Commercial Jurisdiction (Tribunal de Commerce) any litigation arising out of or relating to this Agreement and the transactions contemplated hereby. Both parties consent that service of any process, summons, notice or any other document whatsoever will be notified to the addresses mentioned on the front page of this Agreement. Both parties unconditionally wave and agree not to plead or claim that any such litigation brought in the relevant French jurisdiction has been brought in an inconvenient forum.

8.2 This Agreement has been executed in French and in English language.In case of divergence of interpretation or contradiction between both versions it is understood and agreed that the French version shall prevail.

8.3 Each of the parties irrevocably agrees and acknowledges that any judgment from the relevant French jurisdiction may be enforced in any jurisdiction or state in which the party subject to some monetary obligation has assets.

9. General Provisions.

9.1 Each Party undertakes that it shall not at any time during and within five years of the expiry or termination of this Agreement, disclose to any person any confidential information concerning the business, affairs, customers, sponsors, or suppliers of the other Party, except as permitted by Section 9.2.

9.2 Each Party may disclose the other Party’s confidential information:

(a) To its employees, officers, representatives or advisers who need to know such information for the purposes of carrying out the Party’s obligations or rights under this Agreement provided that each Party shall procure that such persons to whom it discloses confidential information shall keep such information confidential as if were a party to this Agreement;

(b) As may be required by law, a court of competent jurisdiction or any government or regulatory authority.

9.3 No Party shall use any other Party’s confidential information other than to perform its obligations under this Agreement. For the avoidance of doubt the Licensor is permitted to publicize its involvement with the Licensee and the Events.

9.4 Any notice, demand, or communication required or permitted to be given to a Party by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if (i) delivered personally, (ii) sent by facsimile or email set forth below, provided that a confirmation copy is also sent personally or by mail within 24 hours or (iii) sent by registered or certified mail, postage prepaid, addressed to the Party at the address set forth in the introductory paragraph on page 1 of this Agreement. Except as otherwise provided herein, any such notice shall be deemed to be given on the date on which the same was personally delivered, on the date on which the notice was transmitted by facsimile and/or email or, if sent by registered or certified mail, three (3) days after the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid. The inability to deliver any such notice because of a changed mailing address or facsimile, of which no notice was given, or because of the rejection or refusal to accept such notice, shall be deemed to be the effective receipt of the notice as of the date of such inability to deliver, rejection, or refusal to accept. Notice may be given by counsel or an agent for a Party.

9.5 No waiver of any breach of the terms of this Agreement shall be effective unless such waiver is in writing and signed by the Party against whom such waiver is claimed. No waiver of any breach shall be deemed to be a waiver of any other or subsequent breach.

9.6 If any term, provision or section of this Agreement shall be found to be unenforceable, that term, provision, or section shall be stricken from this Agreement and shall not affect the validity or enforceability of the remaining terms, provisions and sections of this Agreement. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as enforceable.

7

9.7 Each Party shall execute such documents and shall give further assurances as shall be reasonably necessary or desirable to perform its obligations hereunder.

9.8 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

9.9 This Agreement shall be binding on and inure to the benefit of the Parties and their respective successors and permitted assigns. Except as provided herein, this Agreement may not be assigned by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

9.10 Except as may be expressly set forth to the contrary herein, this Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, between the Parties (and their affiliates) with respect to the subject matter hereof. This Agreement may be amended only in writing signed by the Parties.

9.11 Except as may be expressly set forth to the contrary herein, representations, warranties, covenants, and agreements contained in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns, and the Agreement will not be construed as conferring, and is not intended to confer, any rights on any other persons or entities.

9.12 The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy shall not preclude or waive any other right or remedy. The rights and remedies in this Agreement are given in addition to any other rights or remedies that the Parties may have by law, statute, ordinance or otherwise.

9.13 The headings in this Agreement are inserted for convenience and identification only and are in no way intended to define or limit the scope, extent or intents of this Agreement or any provisions herein.

9.14 The Recitals to this Agreement are hereby incorporated into this Agreement by reference.

9.15 The Parties agree that this Agreement was jointly developed and prepared and shall not be construed for or against either Party by reason of the physical preparation of this Agreement.

9.16 The Parties agree that, if a duly authorized representative of one Party signs this Agreement and transmits such Agreement to the other Party via facsimile or email transmission, and a duly authorized representative of the other Party then signs such transmission, then this Agreement shall have been validly executed by both Parties. In such case, the fully signed document and the facsimile or pdf of such document (bearing all signatures and transmitted to the Party that originally signed such document), shall be deemed original documents.

9.17 The Parties to this Agreement are not partners or joint ventures. This Agreement shall not constitute any Party the legal representative or agent of the other, nor shall any Party or any affiliate of any Party have the right or authority to assume, create or incur any liability or obligation, express or implied, against, in the name of, or on behalf of the other Party solely by virtue of this Agreement.

9.18 Licensor and Licensee shall pay their own respective legal fees incurred in negotiating and preparing this Agreement.

9.19 The Parties hereby agree that, notwithstanding anything to the contrary contained in the JV Agreement in respect of the Le Mans Esports Series Limited on 15 March 2019, as amended, by and between the Licensor, the Licensee, and MSG or otherwise, each Party and/or its affiliates may make the disclosures required on such Party or its affiliates as required by the applicable U.S. federal and/or state securities laws, rules and regulations.

10. Joint Preparation/Independent Counsel.

10.1 This Agreement shall be considered, for all purposes, as having been prepared through the joint efforts of the Parties to this Agreement. No presumption shall apply in favor of or against any Party in the interpretation of this Agreement or any such other agreement or instrument, or in the resolution of any ambiguity of any provision hereof or thereof, based on the preparation, substitution, submission, or other event of negotiation, drafting or execution hereof or thereof.

10.2 Each Party to this Agreement understands and acknowledges that each of them is entitled to and has been afforded the opportunity to consult legal and tax counsel of its choice regarding the terms, conditions and legal effects of this Agreement as well as the advisability and propriety thereof. Each Party to this Agreement further understands and acknowledges that having so consulted with legal and tax counsel of its choosing, such Party hereby waives any right to raise or rely upon the lack of representation or effective representation in any future proceedings or in connection with any future claim resulting from this Agreement.

[The remainder of this page has been intentionally left blank.]

8

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the Effective Date.

LICENSOR:

AUTOMOBILE CLUB DE L’OUEST

By:	/s/ Pierre Fillon
Name:	Pierre Fillon
Title:	President ACO

LICENSEE:

LE MANS ESPORTS SERIES LIMITED

By:	/s/ Dmitry Kozko
Name:	Dmitry Kozko
Title:	Director

Annex A

To be completed by Licensor and attached hereto within thirty (30) days of the Effective Date of this Agreement.

LICENSOR:

AUTOMOBILE CLUB DE L’OUEST

By:	/s/ Pierre Fillon
Name:	Pierre Fillon
Title:	President ACO

LICENSEE:

LE MANS ESPORTS SERIES LIMITED

By:	/s/ Dmitry Kozko
Name:	Dmitry Kozko
Title:	Director

Annex B

Process of Creation and Approvals for Esports Events

Any event created using the Le Mans Esports, Le Mans Virtual, or World Endurance Championship brands for a digital motorsport event is subject to approval by all partners in the Le Mans Esports Series Ltd Joint Venture (the “JV”) in accordance with the following process:

The JV may create and present a proposal to the Le Mans Esports Working Group (the “Working Group”). Each proposal should include creative concepts, sporting information and budgets in as much detail as is possible. The Working Group will be comprised of five (5) individuals, including two (2) members representing each JV partner plus the CEO of the JV (Gérard Neveu), who will collectively review and revise this proposal. A meeting of the Working Group may be convened by the CEO, or by either of the JV partners. Following its initial presentation, a majority of the Working Group should approve a version of the proposal within 10 working days.

The approved presentation is to be delivered to the board of the JV by the CEO of the JV within the following 10 working days for feedback or to approve the proposal, which approval must be granted unanimously by the members of the board of the JV. In the case that the board should not unanimously agree to approve a proposal, the proposal will be submitted to the CEOs of each JV partner for their joint approval. If the CEOs of each JV partner do not come to agreement on approval within 10 working days, such proposal shall be considered rejected.